Exhibit 1.1

BMW VEHICLE LEASE TRUST [____]-[_]

$[___________] ASSET BACKED NOTES

BMW AUTO LEASING LLC

(DEPOSITOR)

UNDERWRITING AGREEMENT

__________, 20__

[___________],

as Representative of the

several Underwriters

[___________]

[___________]

Dear Sirs:

SECTION 1.  Introductory.  BMW Auto Leasing LLC (the “Depositor”) proposes to cause BMW Vehicle Lease Trust [____]-[_] (the “Trust”) to issue and sell $[_________] principal amount of its [__]% Class A-1 Notes (the “Class A-1 Notes”), $[_________] principal amount of its [__]% Class A-2 Notes (the “Class A-2 Notes”), $[_________] principal amount of its [__]% Class A-3 Notes (the “Class A-3 Notes”) and $[__________] principal amount of its [__]% Class A-4 Notes (the “Class A-4 Notes” and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Notes”) to the several underwriters set forth on Schedule I (each, an “Underwriter”), for whom [________________] is acting as representative (the “Representative”).  The Notes will be issued pursuant to an Indenture, dated as of _______, 20__ (the “Indenture”), between the Trust and [____________], as indenture trustee (in such capacity, the “Indenture Trustee”).  The assets of the Trust will include, among other things, lease payments generated by a portfolio of retail lease contracts and the proceeds from the sale of the motor vehicles leased under those contracts, and certain monies received thereunder after the close of business on [________] (the “Cutoff Date”).

The Depositor was formed pursuant to a limited liability company agreement, dated as of August 4, 2000 (the “Depositor LLC Agreement”), among BMW Financial Services NA, LLC (“BMW Financial Services”), as the primary member (in such capacity, the “Depositor Member”), and BMW FS Receivables Corp., a Delaware corporation, as the second member. BMW Financial Services was formed pursuant to a limited liability company agreement, dated as of May 1, 2000 (the “BMW FS LLC Agreement”), entered into by BMW of North America, Inc., as sole member.

Simultaneously with the issuance of the Notes, the Depositor will cause the Trust to issue $__________ aggregate principal amount of Asset Backed Certificates (the “Certificates” and together with the Notes, the “Securities”).  The Certificates will be issued pursuant to an amended and restated trust agreement, dated as of ___________ (the “Trust Agreement”), between the Depositor and [____________], a [Delaware banking corporation], as trustee (the “Owner Trustee”).  Each Note will represent an obligation of, and each Certificate will represent an undivided interest in, the Trust.  The Depositor will initially retain the Certificates.  The Certificates will be subordinated to the Notes, to the extent described in the Trust Agreement and the Indenture.  Under an administration agreement, dated as of __________ (the “Trust Administration Agreement”), between BMW Financial Services, as administrator (in such capacity, the “Administrator”), and the Trust, the Administrator will perform the Trust’s administrative obligations under the Trust Agreement and the Indenture.

Financial Services Vehicle Trust (the “Vehicle Trust”) was created to take assignments and conveyances of, and to hold in trust, various leases, vehicles and certain related assets (collectively, the “Trust Assets”).  The Vehicle Trust was created and is governed by an amended and restated trust agreement, dated as of September 27, 1996, as amended as of May 25, 2000 and December 1, 2006 (the “Vehicle Trust Agreement”), between BMW Manufacturing L.P. (the “UTI Beneficiary” or “BMW LP”), an Indiana limited partnership, as grantor and initial beneficiary, and The Bank of New York (Delaware), a Delaware banking corporation), as trustee (the “Vehicle Trustee”).

The UTI Beneficiary was formed under the laws of Indiana pursuant to a limited partnership agreement, dated February 12, 1996 (the “Partnership Agreement”), between BMW Facility Partners, Inc., a Delaware corporation (predecessor in interest to BMW Facility Partners, LLC (“BMW Facility Partners”), a Delaware limited liability company), as the sole general partner (the “BMW LP General Partner”), and BMW Financial Services, as the sole limited partner.  BMW Facility Partners was formed pursuant to a limited liability company agreement, dated as of December 22, 1999 entered into by BMW Financial Services as sole member.

Pursuant to a supplement of the Vehicle Trust Agreement, dated as of ____________ (the “SUBI Supplement”, and together with the Vehicle Trust Agreement, the “SUBI Trust Agreement”), among the parties to the Vehicle Trust Agreement, the Vehicle Trustee will be directed by the UTI Beneficiary to establish a special unit of beneficial interest to be known as the “[___]-[_] SUBI.”  The Vehicle Trustee will allocate a portfolio consisting of the lease agreements (the “[____]-[_] Leases”) and the related specified vehicles (the “[___]-[_] Vehicles”) and certain other related assets to the [___]-[_] SUBI (collectively, the “SUBI Assets”). The Trust Assets (including the SUBI Assets) will be serviced by BMW Financial Services (in such capacity, the “Servicer”) pursuant to a servicing agreement, dated as of August 30, 1995 (the “Basic Servicing Agreement”), as supplemented by a [___]-[_] SUBI servicing supplement, dated as of ______________ (the “SUBI Servicing Supplement” and, together with the Basic Servicing Agreement, the “Servicing Agreement”), in each case among the Vehicle Trust, the UTI Beneficiary and Servicer.

In connection with the creation of the [___]-[_] SUBI, the Vehicle Trust will issue to the UTI Beneficiary a certificate (the “SUBI Certificate”) representing the entire beneficial interest in the [___]-[_] SUBI.  Pursuant to a SUBI certificate transfer agreement, dated as of __________ (the “SUBI Certificate Transfer Agreement”), between the Depositor and the UTI Beneficiary, the UTI Beneficiary will sell the SUBI Certificate to the Depositor.  Pursuant to a SUBI certificate transfer agreement, dated as of _____________ (the “Issuer SUBI Certificate Transfer Agreement”), between the Depositor and the Trust, the Depositor will sell the SUBI Certificate to the Trust.

This Agreement, the Indenture, the Trust Agreement, the Servicing Agreement, the SUBI Trust Agreement, the SUBI Certificate Transfer Agreement, the Trust Administration Agreement, the Issuer SUBI Certificate Transfer Agreement, the Note Depository Agreement, a backup security agreement, dated as of ______________ (the “Backup Security Agreement”), among BMW Financial Services, the Vehicle Trust, the UTI Beneficiary, the Depositor, the Trust and the Indenture Trustee, and a control agreement, dated as of ______________ (the “Control Agreement”), among the Depositor, the Trust, as initial secured party, and [___________], as assignee- secured party and securities intermediary (in such capacity, the “Securities Intermediary”), are referred to herein collectively as the “Transaction Documents”. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the SUBI Trust Agreement or the Indenture, as the case may be.

At or prior to the time when sales (including any contracts of sale) of the Notes were first made to investors by the Underwriters, which shall be deemed to be [__] [a.m.][p.m.] on [__________] (the “Time of Sale”), the Depositor had prepared the following information (together, as a whole, the “Time of Sale Information”): (i) the preliminary prospectus supplement dated [__________] and the Prospectus dated [_________] (together, along with any information referred to under the caption “Static Pools” therein, regardless of whether it is deemed a part of the Registration Statement or Prospectus under Rule 1105(d) of Regulation AB, the “Preliminary Prospectus”), and (ii) each “free writing prospectus” (as defined pursuant to Rule 405 of the Securities Act of 1933, as amended (the “Act”)) listed on Schedule III hereto (as it may be amended with the approval in writing of the parties hereto). If, subsequent to the Time of Sale and prior to the Closing Date, it is determined by the parties that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the investors may terminate their old “contracts of sale” (within the meaning of Rule 159 under the Act). If, following any such termination, the Underwriters, with prior written notice to the Depositor and BMW Financial Services, enter into new contracts of sale with investors for the Notes, then “Time of Sale Information” will refer to the documents agreed upon in writing by the Depositor and the Representative that correct such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date agreed upon by the Depositor and the Representative.

SECTION 2.  Representations and Warranties.  (a) As a condition of the obligation of the Underwriters to purchase the Notes, each of the Depositor and BMW Financial Services makes the representations and warranties set forth below to each of the Underwriters.  To the extent a representation or warranty specifically relates to the Depositor, the representation or warranty solely with respect to the Depositor is only made by the Depositor and to the extent a representation or warranty specifically relates to BMW Financial Services, the representation or warranty solely with respect to BMW Financial Services is only made by BMW Financial Services.  To the extent a representation or warranty specifically relates to the UTI Beneficiary, BMW Financial Services will also make certain representations and warranties, as described below, with respect to the UTI Beneficiary and the Vehicle Trust.

(i)

A registration statement on Form S-3 (No. 333-[_______]), including a prospectus, relating to the Notes has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective.  Such registration statement, as amended as of the date of this Agreement, together with any filings incorporated by reference into it, is hereinafter referred to as the “Registration Statement,” and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Notes as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act, including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus;” a “preliminary prospectus” means any form of prospectus, including any prospectus supplement, relating to the Notes used prior to the date of this Agreement, if any, that is subject to completion; the “Base Prospectus” means the base prospectus dated [_____] included in the Prospectus; the “Prospectus Supplement” means the prospectus supplement dated the date hereof included in the Prospectus.

(ii)

As of the applicable effective date as to each part of the Registration Statement pursuant to Rule 430B(f)(2), and any amendment thereto under the Act, such Registration Statement conformed in all respects to the requirements of the Act and the           rules and regulations of the Commission promulgated under the Act (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement the Registration Statement and the preliminary prospectus, if any, conform, and at the time of the filing of the Prospectus in           accordance with Rule 424(b), the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes or will include any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence does not apply to statements in or omissions from such documents based upon written information furnished to the Depositor by the Representative specifically for use therein which information is limited to the information in the third paragraph, the second sentence of the fifth paragraph and the sixth paragraph under the heading “Plan of Distribution” in each preliminary prospectus, if any, and the Prospectus Supplement (the “Underwriters’ Information”).

(iii)

Since the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of the Depositor, BMW Financial Services, the UTI Beneficiary, the Vehicle Trust and their respective subsidiaries, taken as a whole, except as disclosed to the Representative in writing prior to the date hereof.

(iv)

The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.

(v)

The Notes are “asset backed securities” within the meaning of, and satisfy the requirements for use of, Form S-3 under the Act.

(vi)

The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder.

(vii)

The Trust Agreement need not be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and neither the Trust nor the Vehicle Trust is required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(viii)

The Indenture has been qualified under the Trust Indenture Act.

(ix)

As of the Time of Sale, the Depositor was not and as of the Closing Date, is not, an “ineligible issuer” as defined in Rule 405 under the Act.

(x)

The Depositor has filed or will file the Preliminary Prospectus, each Free Writing Prospectus listed on Schedule III or approved in writing by the Depositor and any “issuer information” as defined under Rule 433(h) under the Act included in any Free Writing Prospectus permitted by this Agreement that is required to have been filed under the Act and the Rules and Regulations and it has done or will do so within the applicable periods of time required under the Act and the Rules and Regulations.

(xi)

The issuance and sale of the Notes have been duly authorized by all necessary corporate action of the Depositor and, when executed, authenticated and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Notes will be valid and binding obligations of the Trust, entitled to the benefits of the Indenture and enforceable in accordance with their terms,  except as the enforceability thereof may be limited by bankruptcy,  insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

(xii)

Each of the Depositor, BMW Financial Services, the UTI Beneficiary and the Vehicle Trust has been duly incorporated and is validly existing as a corporation, limited liability company, limited partnership or statutory trust as the case may be, in good standing under the law of its jurisdiction of formation or incorporation, as the case may be, with full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Prospectus and in the Time of Sale Information, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, and has full power and authority to execute and perform its obligations under this Agreement, the Transaction Documents and the Notes.

(xiii)

The execution and delivery of this Agreement has been duly authorized by all necessary corporate action of the Depositor and BMW Financial Services, and this Agreement has been duly executed and delivered by the Depositor and BMW Financial Services and when duly executed and delivered by the other parties hereto will be the valid and binding agreement of the Depositor and BMW Financial Services, enforceable against the Depositor and BMW Financial Services in accordance with its terms except as the enforceability thereof may be limited by bankruptcy,  insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

(xiv)

The execution and delivery of the Transaction Documents have been duly authorized by all necessary corporate action of the Depositor, BMW Financial Services, the UTI Beneficiary and the Vehicle Trust and, when duly executed and delivered by the Depositor, BMW Financial Services, the UTI Beneficiary, the Vehicle Trust and the other parties thereto, will be valid and binding agreements of the Depositor, BMW Financial Services, the UTI Beneficiary and the Vehicle Trust, as applicable, enforceable against the Depositor, BMW Financial Services, the UTI Beneficiary and the Vehicle Trust in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

(xv)

The execution and delivery by the Depositor, BMW Financial Services, the UTI Beneficiary and the Vehicle Trust of, and the performance by the Depositor, BMW Financial Services, the UTI Beneficiary and the Vehicle Trust of its respective obligations under, this Agreement, the Transaction Documents and the Notes, the issuance of the SUBI Certificate, the issuance and sale of the Notes to the Underwriters by the Depositor pursuant to this Agreement, the compliance by the Depositor and BMW Financial Services with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval,  authorization, registration or qualification of or with any governmental authority, except such as have been obtained or made or such as may be required by the state securities or Blue Sky laws of the various states of the United States of America or other U.S. jurisdictions in connection with the offering by the Underwriters or (B) conflict with or result in a breach or violation or acceleration of, or constitute a default under, any term or provision of the organizational documents of the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust is a party or by which any of them or their properties is bound or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust or will result in the creation of any lien upon any material property or assets of the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust (other than pursuant to the Transaction Documents).

(xvi)

None of the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust is in violation of any term or provision of its charter documents or by-laws, or in breach of or in default under any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust, the consequence of which violation, breach or default would have (A) a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust or (B) a material and adverse effect on its ability to perform its obligations under this Agreement or any of the Transaction Documents to which it is a party.

(xvii)

Neither the Depositor nor BMW Financial Services nor anyone acting on their behalf has taken any action that would require registration of the Depositor or the Trust under the Investment Company Act; nor will the Depositor or BMW Financial Services act, nor has either of them authorized nor will either of them authorize any person to act, in such manner.

(xviii)

The Depositor, BMW Financial Services, the UTI Beneficiary and the Vehicle Trust each possess all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and none of the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on or constitute a material adverse change in, or constitute a development involving a prospective material adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust except as described in or contemplated by the Prospectus.

(xix)

No legal or governmental proceedings are pending or threatened to which the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust is a party or to which the property of the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust is subject except for such proceedings that would not, if the subject of any unfavorable decision, ruling or finding, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust or the Depositor’s, BMW Financial Services’, the UTI Beneficiary’s or the Vehicle Trust’s ability to perform its obligations under this Agreement, the Transaction Documents to which it is a party or the Notes.

(xx)

No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Depositor or any of its affiliates is a party or by which the Depositor or any of its affiliates or any of their respective properties is bound.

(xxi)

The Notes, the SUBI Certificate and the Transaction Documents conform in all material respects to the descriptions thereof contained in the Prospectus.

(xxii)

As of the Closing Date, each of the Depositor’s, BMW Financial Services’, the UTI Beneficiary’s and the Vehicle Trust’s representations and warranties in the Transaction Documents, will be true and correct and such representations and warranties are incorporated herein by reference.

(xxiii)

Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Depositor or any of its affiliates or the Underwriters, any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(xxiv)

Neither the Depositor nor any of its affiliates has entered into, nor will it enter into, any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

(xxv)

At the time of execution and delivery of the SUBI Supplement on the Closing Date, the Vehicle Trust will own the [___]-[_] Leases and marketable title to the [___]-[_] Vehicles, together with other rights relating to the [___]-[_] Leases and [___]-[_] Vehicles, being allocated as SUBI Assets, in each case free and clear of any liens (expect as permitted by the Transaction Documents).

(xxvi)

As of the Closing Date, the Vehicle Trust has not assigned to any person any of its right, title or interest in any of the [___]-[_] Leases, related contract rights, [___]-[_] Vehicles or other related rights constituting the SUBI Assets, or has obtained the releases of each such prior assignment.

(xxvii)

At or prior to the Closing Date, the Vehicle Trustee will have allocated [___]-[_] Leases and [___]-[_] Vehicles as SUBI Assets that have an Aggregate Securitization Value as of the Cutoff Date equal to $[________] and each of the [___]-[_] Leases and [___]-[_] Vehicles allocated as a SUBI Asset at the Closing Date will meet the eligibility criteria for selection described in the SUBI Trust Agreement.

(xxviii)

The Trust’s assignment of the Collateral to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no other outstanding Lien.

(xxix)

The SUBI Certificate has been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the SUBI Trust Agreement, will be validly issued and outstanding and will be entitled to the benefits of the SUBI Trust Agreement.

(xxx)

The Notes, when duly and validly executed by the Indenture Trustee, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto will be validly issued and outstanding and will constitute legal, valid and binding obligations of the Trust, entitled to the benefits of the Indenture and enforceable in accordance with their terms.

(xxxi)

 The Certificates, when duly and validly executed by the Owner Trustee, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

(xxxii)

Any taxes, fees and other governmental charges due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and issuance of this Agreement, the Transaction Documents and the Notes have been or will have been paid at or prior to the Closing Date.

(b)

The above representations and warranties shall be deemed to be repeated at the Closing Date.

(c)

Any certificate signed by any officer of the Depositor, BMW Financial Services, the UTI Beneficiary, the Vehicle Trust or any of their respective Affiliates and delivered to the Representative or to counsel for the Underwriters in connection with the issuance or offering of the Notes shall be deemed a representation and warranty by the Depositor, BMW Financial Services, the UTI Beneficiary, the Vehicle Trust or such Affiliate, as the case may be, as to the matters covered thereby, to each Underwriter.

SECTION 3.  Purchase, Sale and Delivery of Notes.  (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust the respective principal amount of the Notes set forth opposite the name of such Underwriter on Schedule I hereto, at a purchase price (the “Purchase Price”) equal to “Price $” as specified on Schedule II hereto, plus accrued interest from [________]. Delivery of and payment for the Notes shall be made at the offices of McKee Nelson LLP, One Battery Park Plaza, 34th Floor, New York, New York 10004, at 10:00 a.m. (New York City time) on [_________] (or at such other place and time on the same or other date as shall be agreed to in writing by the Representative and the Depositor, the “Closing Date”). Delivery of one or more global notes representing the Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Depositor. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Notes will be available only under those limited circumstances set forth in the Indenture.

(b) The Depositor hereby acknowledges that the payment of monies pursuant to Section 3(a) hereof (a “Payment”) by or on behalf of the Underwriters of the aggregate Purchase Price for the Notes does not constitute closing of a purchase and sale of the Notes. Only execution and delivery, by facsimile or otherwise, of a receipt for Notes by the Representative indicates completion of the closing of a purchase of the Notes from the Depositor.  Furthermore, in the event that the Underwriters make a Payment to the Depositor prior to the completion of the closing of a purchase of Notes, the Depositor hereby acknowledges that until the Representative executes and delivers such receipt for the Notes the Depositor will not be entitled to the Payment and shall return the Payment to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Notes is not completed and the Payment is not returned by the Depositor to the Underwriters on the same day the Payment was received by the Depositor, the Depositor agrees to pay to the Underwriters in respect of each day the Payment is not returned by it, in same-day funds, interest on the amount of such Payment in an amount representing the Underwriters’ cost of financing as reasonably determined by the Representative.

(c) It is understood that [____________], individually, may (but shall not be obligated to) make Payment on behalf of any Underwriter or Underwriters for any of the Notes to be purchased by such Underwriter or Underwriters. No such Payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

SECTION 4.  Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) on the terms set forth in the Prospectus. It is further understood that the Underwriters shall not deliver any Computational Materials (as defined herein) to any potential investors unless such Computational Materials have been approved in writing by the Depositor.

SECTION 5.  Covenants of the Depositor and BMW Financial Services. The Depositor and BMW Financial Services, as applicable, each covenant and agree with the Underwriters as set forth below. For purposes of this Section, the Depositor and BMW Financial Services shall jointly make each of the covenants set forth below in clauses (a), (b), (c), (e), (g), (h), (i), (j), (k) and (l) and the entity specified in the covenant below shall make the covenants set forth in all of the other clauses below.

(a)  The Depositor will furnish to the Underwriters and counsel to the Underwriters, without charge, as many copies of the Preliminary Prospectus, if any, the Prospectus, the Registration Statement and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request.

(b)  The Depositor will file the Prospectus, properly completed, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representative, subparagraph (5)) of Rule 424(b) no later than the second business day following the date it is first used. The Depositor will file with the Commission each Free Writing Prospectus listed on Schedule III or approved in writing by the Depositor and any “issuer information” (as defined above) included in any Free Writing Prospectus permitted by this Agreement that the Depositor is required to file under the Act and the Rules and Regulations, and in each case will do so within the applicable period of time required under the Act and the Rules and Regulations. The Depositor and BMW Financial Services will advise the Representative promptly of any such filings.

(c) During the time that the Underwriters are required to deliver a prospectus to investors, the Depositor and BMW Financial Services will advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the  Prospectus or the Time of Sale Information and will not effect or file any such amendment or supplement without the consent of the Representative, which consent shall not be unreasonably withheld. The Depositor and BMW Financial Services will advise the Representative promptly of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any order or action suspending the right to use the Registration Statement, the Prospectus or the Time of Sale Information.  Each of the Depositor and BMW Financial Services will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The Depositor and BMW Financial Services will comply with the Act, the Exchange Act, the Trust Indenture Act and the rules and regulations contemplated thereunder so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. The Depositor will file with the Commission all documents required to be filed pursuant to the Exchange Act within the time periods specified in the Exchange Act or the rules and regulations promulgated thereunder.

(d)  The Depositor will arrange for the qualification of the Notes for offering and sale in each jurisdiction as the Representative shall designate including, but not limited to, pursuant to applicable state securities Blue Sky laws of certain states of the United States of America or other U.S. jurisdictions so designated, and the Depositor shall maintain such qualifications in effect for so long as may be necessary in order to complete the placement of the Notes; provided, however, that the Depositor shall not be obligated to file any general consent to service of process or to qualify as a foreign limited liability company or as a securities dealer in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Depositor will promptly advise the Representative of the receipt by the Depositor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)  If, at any time when a prospectus relating to the Notes is required to be delivered by an Underwriter or dealer either (i) any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus or the Time of Sale Information to comply with the Act, the Depositor and BMW Financial Services promptly will notify the Representative of such event and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission. Neither the Underwriters’ consent to, nor the Underwriters’ distribution of, any amendment or supplement to the Prospectus shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

(f)  The Depositor will cooperate with the Representative and use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(g)  BMW Financial Services and the Depositor shall (i) furnish or make available to the Underwriters or their counsel such additional documents and information regarding BMW Financial Services, the Depositor and their respective affairs as the Underwriters may from time to time reasonably request prior to the Closing Date, including any and all documentation reasonably requested in connection with its due diligence efforts regarding information in the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement and (ii) provide the Underwriters or their advisors, or both, prior to acceptance of its subscription, the opportunity to ask questions of, and receive answers with respect to such matters.

(h)  Until the retirement of the Notes, or until none of the Underwriters maintains a secondary market in the Notes, whichever occurs first, the Depositor shall deliver to each of the Underwriters, through the Representative, the annual statement of compliance, the annual assessment of compliance and any annual accountants’ attestation furnished to the Indenture Trustee pursuant to the SUBI Servicing Supplement, as soon as such statements and reports are furnished to the Indenture Trustee.

(i)  So long as any of the Notes are outstanding, the Depositor shall deliver to each of the Underwriters, through the Representative: (i) all documents distributed to Noteholders and (ii) from time to time, any other information concerning BMW Financial Services, the Depositor, the UTI Beneficiary, the Vehicle Trust or the Trust as the Underwriters may reasonably request only insofar as such information reasonably relates to the Prospectus or the transactions contemplated by the Transaction Documents.

(j)  To the extent, if any, that any of the ratings assigned to the Notes by any of the rating agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor or BMW Financial Services, as the case may be, the relevant party shall furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.

(k)  As soon as practicable, but no later than 16 months after the date hereof, the Depositor and BMW Financial Services will cause the Trust to make generally available to the Noteholders an earnings statement covering a period of at least 12 consecutive months beginning after the later of (i) the effective date of the Registration Statement relating to the Notes and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and, in each case, satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder).

(l)  From the date hereof until the Closing Date, none of the Depositor, BMW Financial Services or any of their respective affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Notes.

SECTION 6.  Payment of Expenses. The Depositor shall pay all expenses (including legal fees and disbursements) incident to the transactions contemplated by this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof, including: (a) the preparation, printing and distribution of each preliminary prospectus, if any, all Computational Materials, if any, and the Prospectus and each amendment or supplement thereto and delivery of copies thereof to the Underwriters, (b) the preparation of this Agreement, (c) the preparation, issuance and delivery of the Notes to the Underwriters (or any appointed clearing organizations), (d) the fees and disbursements of BMW Financial Services’, the Depositor’s and the UTI Beneficiary’s counsel and accountants, (e) the qualification of the Notes under state securities laws in accordance with Section 5(d) hereof including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of any blue sky survey (including the printing and delivery thereof to the Underwriters), (f) any fees charged by rating agencies for the rating (or consideration of the rating) of the Notes, (g) the fees and expenses incurred with respect to any filing with, and review by, DTC or any similar organizations, (h) the fees and disbursements of the Indenture Trustee and its counsel, if any, (i) the fees and disbursements of the Owner Trustee and its counsel, if any, (j) the fees and disbursements of the Vehicle Trustee and its counsel, if any and (k) the fees and expenses of Richards, Layton & Finger, P.A.

SECTION 7.  Time of Sale Information and Free Writing Prospectus.

(a)  The following terms have the specified meanings for purposes of this Agreement:

a. “Free Writing Prospectus” means and includes any information relating to the Notes disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Act;

b. “Prepricing Information” means information relating to the price, pricing speed, benchmark and status of the Notes and the offering thereof.

c. “Computer Tape Information” means written information regarding the Notes or the related [___]-[_] Leases and [___]-[_] Vehicles contained in the electronic data file [__________] furnished by the Depositor to the Representative by email on [__________].

(b)  Neither the Depositor nor BMW Financial Services will disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Act, other than the Time of Sale Information and the Prospectus, unless the Depositor has obtained the prior consent of the Representative.

(c)  None of the Depositor, BMW Financial Services nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Act, nor shall the Depositor, BMW Financial Services or any Underwriter disseminate any Free Writing Prospectus “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Act.

(d)  Each Underwriter, the Depositor and BMW Financial Services represent that each Free Writing Prospectus distributed by it shall bear the following legend, or a substantially similar legend that complies with Rule 433(c)(2)(i) under the Act:

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free [_______].

(e)  In the event that the Depositor or BMW Financial Services becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), such entity shall promptly notify the Underwriters of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters, at the expense of the Underwriters if such untrue statement or omission relates solely to Underwriters’ Information, and otherwise at the expense of the Depositor, a Corrected Prospectus.

(f)  Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

a.  Other than the Preliminary Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than, and the Underwriter conveying such information represents that such written communication contains no more than, the following: (1) the information in any Free Writing Prospectus listed on Schedule III hereto or approved in writing by the Depositor, (2) information relating to the class, size, rating, CUSIPS, coupon, yield, spread, closing date, legal maturity, weighted average life, expected final payment date, trade date and payment window of one or more classes of Notes, (3) the servicer clean up call, (4) the eligibility of the Notes to be purchased by ERISA plans, (5) Prepricing Information, (6) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes and (7) Intex .cdi files (each such written communication, a “Permitted Underwriter Communication”); and (ii) each Underwriter           will be permitted to provide confirmations of sale; provided, however, that no Underwriter has or may distribute any information described in subclauses (1) through (7) above that would be “issuer information” as defined in Rule 433 under the Act other than (A) information that has already been filed with the Commission, (B) preliminary terms of the Notes not required to be filed with the Commission and (C) information relating to the final terms of the Notes required to be filed with the Commission within two days of the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(b)(5)(ii) under the Act.

b.  In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Act and the requirements thereunder for retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses it has used but which are not required to be filed for the required period.

c.  Prior to entering into any Contract of Sale, the applicable Underwriter shall convey the Time of Sale Information to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

d. If a Defective Prospectus has been corrected with a Corrected Prospectus delivered to such Underwriter subsequent to the original Time of Sale and prior to the Closing Date, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor in a prominent fashion that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to affirmatively agree to purchase the Notes on the terms described in the Corrected Prospectus.

(g)  Each Underwriter shall deliver to the Depositor, not less than one business day prior to the required date of filing thereof, all information included in a Permitted Underwriter Communication relating to the final terms of the Notes required to be filed with the Commission pursuant to Rule 433(b)(5)(ii) under the Act.

(h)  The Depositor shall file with the Commission all information required to be filed that is delivered to it pursuant to Section 7(g) not later than two days after the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(b)(5)(ii) under the Act; provided, however, that the Depositor shall have no liability for any such failure resulting from the failure of any Underwriter to provide such information to the Depositor in accordance with Section 7(g).

(i)  In the event that any Underwriter shall incur any costs or suffer any losses or damages in connection with the reformation of the Contract of Sale with any investor that received a Defective Prospectus, the Depositor and BMW Financial Services jointly and severally agree to reimburse such Underwriter for such costs, losses or damages; provided, that such reimbursement obligations of the Depositor and BMW Financial Services shall not apply to any such reformation to the extent resulting from an untrue statement or omission in a Defective

Prospectus contained in or omitted from the Defective Prospectus in reliance upon and in conformity with the Underwriters’ Information.

SECTION 8.  Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made herein, to the accuracy of the statements of officers of the Depositor, BFFC and BMW Financial Services made pursuant hereto, to the performance by the Depositor and BMW Financial Services of their obligations hereunder, and to the following additional conditions precedent:

(a)

On the Closing Date, each of the Transaction Documents, the SUBI Certificate, Notes and the Certificates shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Owner Trustee and the Indenture Trustee shall have received a fully executed copy thereof or, with respect to the Notes and Certificates, a conformed copy thereof. The Transaction Documents, the SUBI Certificate, the Notes and the Certificates shall be substantially in the forms heretofore provided to the Representative.

(b)

Both at or before the date hereof, and on or before the Closing Date, the Representative shall have received letters, dated as of the date hereof and as of the Closing Date, respectively, of [______], independent certified public accountants, substantially in the form of the drafts to which the Representative have agreed previously and otherwise substantially in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters.

(c)

The Prospectus, the Preliminary Prospectus, each Free Writing Prospectus listed on Schedule III hereto or approved in writing by the Depositor and any "issuer information" (as defined above) included in any Permitted Underwriter Communication required to be filed with the Commission shall have been filed with the Commission in accordance with the Rules and Regulations and Section 7(h) hereof on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or BMW Financial Services shall be contemplated by the Commission.

(d)

On the Closing Date, the Representative shall have received the favorable opinion of in-house counsel to the Depositor and BMW Financial Services, dated the Closing Date and in form and substance satisfactory to the Representative and counsel to the Underwriters to the effect that:

(i)  Each of the Depositor and BMW Financial Services is a Delaware limited liability company organized under the Delaware LLC Act, is current in the payment of fees due to the Delaware Department of State and is in good standing and has a legal existence; the Depositor has power and authority to carry on its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and each Transaction Document to which it is a party and is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction where the failure to qualify would have a material adverse effect on it.

(ii)  None of (A) the execution and delivery of this Agreement, the Purchase Agreement or any Transaction Document to which it is a party, (B) the issuance and sale of the Notes, (C) the consummation of any other transactions contemplated hereby or thereby or (D) the fulfillment of the terms hereof or thereof will conflict with, result in a breach of or constitute a default under, or with the giving of notice or the passage of time or both, would constitute a default under or result in the creation or imposition of any lien (except as permitted by the Transaction Documents), charge or encumbrance upon any property or assets of the Depositor, BMW Financial Services or the UTI Beneficiary pursuant to (1) the Depositor LLC Agreement, the BMW FS LLC Agreement or the Partnership Agreement, as the case may be, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to such counsel to which such entity is a party or bound or to which its or their property is subject or (3) any statute, law, rule, regulation, judgment, order or decree known to such counsel to be applicable to such entity of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such entity or any of its properties.

(iii) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated hereby, by the Purchase Agreement or the Transaction Documents to which the Depositor, BMW Financial Services or the UTI Beneficiary is a party, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Notes by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other consents, approvals, authorizations, filings and orders (specified in such opinion) which have previously been obtained and are in full force and effect as of the Closing Date.

(iv)  To the knowledge of such counsel, each of the Depositor, BMW Financial Services, the UTI Beneficiary and the Vehicle Trust has obtained all material licenses, permits and other governmental authorizations that are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and each of the Depositor, BMW Financial Services, the UTI Beneficiary and the Vehicle Trust is in all material respects complying therewith; and each of the Depositor, BMW Financial Services, the UTI Beneficiary and the Vehicle Trust is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on such entity.

(v)   To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust or their property that (A) is of a character required to be disclosed in the Registration Statement and is not so disclosed, (B) asserts the invalidity of this Agreement, the Depositor LLC Agreement, the BMW FS LLC Agreement, the Partnership Agreement, any Transaction Document or the Notes, (C) seeks to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any Transaction Document, (D) would, if determined adversely to any such entity, materially and adversely affect the validity or enforceability of, this Agreement, the Depositor LLC Agreement, the BMW FS LLC Agreement or the Partnership Agreement, as the case may be, or have a material adverse effect on it.

(vi)  Each Transaction Agreement to which the Depositor, BMW Financial Services and/or the UTI Beneficiary is a party has been duly authorized, executed and delivered by that party.

(vii)

The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than any financial, numerical or statistical information contained therein, and the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date or at the Execution Time the Registration Statement contained any untrue statement of a material fact or omits to state any        material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than any financial, numerical or statistical information contained therein, as to which such counsel need express no opinion).

(e)

The Representative shall have received an opinion of McKee Nelson LLP, counsel to the Depositor, BFFC, BMW Financial Services and the Trust, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i) When the Notes have been validly executed, authenticated and delivered in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Notes will constitute valid and binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits of the Indenture, except that enforceability thereof may be subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity.

(ii)  Each Transaction Document (other than the Trust Agreement) to which it is a party is a valid and binding obligation of each of the Depositor, BMW Financial Services or the UTI Beneficiary, enforceable against each such party in accordance with its terms, except as enforceability thereof may be limited by (x) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (y) general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity and (z) with respect to rights or indemnity thereunder, limitations of public policy under applicable securities laws.

(iii)   The statements in the Prospectus under the captions “Summary of Terms”, “Description of the Notes”, “Payments on the Notes”, “The SUBI” and “Description of the Transaction Documents”, insofar as such statements purport to summarize certain terms or provisions of the SUBI Certificate, the Notes and the Transaction Documents, provide a fair summary of such provisions and the statements in the Prospectus under the captions “Certain Legal Aspects of the Vehicle Trust and the SUBI” and “Certain Legal Aspects of the Leases and the Vehicles”, to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings or legal conclusions relating to U.S. federal law or the laws of the States of Delaware or New York have been prepared or reviewed by such counsel and provide a fair summary in all material respects (and such counsel may state for clarification that it expresses no opinion as to whether such statements omit to state a material fact required to be stated therein).

(iv)  The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than financial, numerical or statistical statements and other financial information contained therein, and the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the respective rules thereunder.

(v)

The Registration Statement and each Prospectus complies in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder; and such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or each Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial, numerical, statistical and quantitative information contained in the Registration Statement or a Prospectus;

(vi)

The execution and delivery by each of the Depositor, BMW Financial Services and the UTI Beneficiary of the Transaction Documents to which it is a party, the performance of the transactions contemplated thereby and compliance with any of the provisions thereof by each of the Depositor, BMW Financial Services and the UTI Beneficiary will not violate (i) any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Depositor, BMW Financial Services and the UTI Beneficiary, each as amended, (ii) any federal or State of New York statute, rule or regulation applicable to the Depositor, BMW Financial Services and the UTI Beneficiary (other than federal and state securities or blue sky laws, as to which we express no opinion with respect to this paragraph) or (iii) any judgment, written injunction, decree, order or ruling of any court or governmental authority binding on the Depositor, BMW Financial Services and the UTI Beneficiary of which we have knowledge.

(vii)

The execution, delivery and performance by each of the Depositor, BMW Financial Services and the UTI Beneficiary of the Transaction Documents to which it is a party will not violate or result in a material breach of any of the terms of or constitute a material default under or (except as contemplated in the Transaction Documents) result in the creation of any lien, charge or encumbrance on any property or assets of the Depositor, BMW Financial Services and the UTI Beneficiary, pursuant to the terms of any indenture, mortgage, deed of trust or other agreement described on Schedule B to this opinion letter (collectively, the “Material Agreements”).  As those Material Agreements which by their terms are or may be governed by the laws of a jurisdiction other than New York, we assume that such Material Agreements are governed by the law of New York for purposes of the opinion expressed in this paragraph.  In addition, we exclude from the scope of such opinion any potential violation of financial covenants contained in such Material Agreements.

(viii)

No consent or approval of, notice to, filing with, or other action by any New York or federal governmental entity is required for the execution and delivery by each of the Depositor, BMW Financial Services and the UTI Beneficiary of the Transaction Documents to which it is a party or the performance by each of the Depositor, BMW Financial Services and the UTI Beneficiary of the transactions contemplated thereby where the failure to make or obtain such consent or approval of, notice to, filing with, or other action by, or take such action would reasonably be expected to have a material adverse effect on the ability of such entity to perform its obligations under the Transaction Documents, except for (i) the filing of UCC financing statements, (ii) filings and other actions that might be required pursuant to state securities or blue sky laws and (iii) those that have already been obtained, made or taken.

(ix)

The Indenture has been duly qualified under the Trust Indenture Act of 1939 as amended (the “Trust Indenture Act”).  The Trust Agreement is not required to be qualified under the Trust Indenture Act.

(x)

None of the Vehicle Trust, the Trust or the Depositor is an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and neither the Trust nor the Seller is required to register under the Investment Company Act.

(xi)

Such counsel has no reason to believe that the Registration Statement or any amendment thereto, as of  the date of the Final Prospectus or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Preliminary Prospectus as of its date and as of the date hereof, or the Final Prospectus as of the date hereof or as of the Closing Date, contains or contained any untrue statement of a material fact or omits or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need make no statement or express any opinion as to the financial statements or other financial, numerical, statistical and quantitative information contained in the Registration Statement or a Prospectus, and that for purposes of determining the date of the Preliminary or Final Prospectus, it shall be the date stated on the respective prospectus supplements thereto.

(xii)  Under the Uniform Commercial Code as in effect in the State of [____] (the “[__]UCC”), the execution and delivery of the Indenture and the delivery for value to and taking of physical possession in the State of [____] by the Indenture Trustee of the SUBI Certificate will create a valid first priority perfected security interest, for the benefit of the Indenture Trustee on behalf of the holders of the Notes, in the Trust’s and the Owner Trustee’s right, title and interest in the SUBI Certificate.]

(xiii)    Under the [__]UCC, the provisions of the Issuer SUBI Certificate Transfer Agreement are effective to create a valid security interest, in favor of the Trust, in the Depositor’s rights in all security entitlements with respect to financial assets now or hereafter credited to the account established as the Reserve Fund (as defined in the Trust Agreement) (such security entitlements, the “Pledged Security Entitlements”). The provisions of the Indenture are effective to create a valid security interest in favor of the Indenture Trustee, to secure payment of the Notes, in the Trust’s right in the Pledged Security Entitlements.

(xiv)     Under the [__]UCC, the provisions of the Control Agreement are effective to perfect the security interest of the Indenture Trustee in the Pledged Security Entitlements.

(xv)    Under the [__]UCC, no security interest of any other creditor of the Trust will be prior to the security interest of the Indenture Trustee in the Pledged Security Entitlements.

Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States and the laws of the State of New York.

(f)

On the Closing Date, the Representative shall have received the favorable opinion of Richards, Layton & Finger P.A., special Delaware counsel for the Depositor and BMW Financial Services, dated the Closing Date and in form and substance satisfactory to the Representative and counsel to the Underwriters, to the effect that:

(i)     Each of the Depositor and BMW Financial Services has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

(ii)    Under the Depositor LLC Agreement and the BMW FS LLC Agreement, as the case may be, and the Delaware LLC Act, each of the  Depositor and BMW Financial Services has all necessary limited liability company power and authority to execute and deliver, and to perform its obligations under, the Depositor LLC Agreement and the BMW FS LLC Agreement, as the case may be, and the Transaction Documents to which it is a party.

(iii)   Under the Depositor LLC Agreement and the BMW FS LLC Agreement, as the case may be, and the Delaware LLC Act, the execution and delivery by each of the Depositor and BMW Financial Services of the Depositor LLC Agreement and the BMW FS LLC Agreement, as the case may be, and the Transaction Documents to which it is a party, and the performance by it of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Depositor and BMW Financial Services.

(iv)    Each of the Vehicle Trust and the Trust has been duly formed and is validly existing in good standing as a business trust under the laws of the State of Delaware.

(v)     Under the Vehicle Trust Agreement and the Trust Agreement, as the case may be, and the DBT Act, each of the Vehicle Trust and the Trust has all necessary business trust power and authority to execute, deliver, and to perform its obligations under, the Transaction Documents to which it is a party.

(vi)    Under the Vehicle Trust Agreement and the Trust Agreement, as the case may be, and the DBT Act, the execution and delivery by each of the Vehicle Trust and the Trust of the Transaction Documents to which it is a party, and the performance by it thereunder, have been duly authorized by all necessary business trust action on the part of the Vehicle Trust and the Trust.

(vii)   Each of the Depositor LLC Agreement, the BMW FS LLC Agreement, the Vehicle Trust Agreement and the Trust Agreement is a legal, valid and binding agreement of the parties thereto, enforceable against such parties, in accordance with its terms.

(viii)  The SUBI Certificate have been duly and validly authorized and, when executed, authenticated and delivered in accordance with the Vehicle Trust Agreement and the SUBI Supplement, will be duly and validly issued and outstanding and entitled to the benefits of the Vehicle Trust Agreement and the SUBI Supplement.

(ix)    Under (S)3805(b) of the DBT Act, no creditor of any holder of a UTI Certificate or a SUBI Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Vehicle Trust except in accordance with the terms of the Vehicle Trust Agreement and the SUBI Supplement.

(x)     Under (S)3805(b) of the DBT Act, no creditor of any holder of a Trust Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement and the SUBI Supplement.

(xi)    To the extent that Article 9 of the Uniform Commercial Code in effect in the State of Delaware (the “UCC”) is applicable (without regard to conflict of laws principles), and assuming that the security interest created by the Indenture in the Collateral has been duly created and has attached, upon the filing of the Financing Statement with the Secretary of State, the Indenture Trustee will have a perfected security interest in that portion of the Trust’s right in such collateral and the proceeds thereof that constitutes “accounts”, “general intangibles” or “chattel paper”, as such terms are defined in the UCC, and such security interest will be prior to any other security interest granted by the Issuer that is perfected solely by the filing of financing statements under the UCC, excluding purchase money security interests under (S)9-312(4) of the UCC and temporarily perfected security interests in proceeds under (S)9-306(3) of the UCC.

(xii)   The SUBI Certificate constitute “certificated securities” and “securities” under the UCC.

(g)

On the Closing Date, the Representative shall have received the favorable opinion of _____________, special Indiana counsel to the UTI Beneficiary, dated the Closing Date and in form and substance satisfactory to the Representative and counsel to the Underwriters, to the effect that:

(i)     The UTI Beneficiary is a Indiana limited partnership duly formed and validly existing under the Indiana Partnership Act, is current in the payment of fees due to the State of Indiana and is in good standing and has a legal existence; the UTI Beneficiary has power and authority to carry on its business as described in the Prospectus and to enter into and perform its obligations under each Transaction Document to which it is a party and is duly qualified as a foreign limited partnership to transact business and is in good standing in each jurisdiction where the failure to qualify would have a material adverse effect on it.

(ii)    Under the Indiana Partnership Act and the Partnership Agreement, the UTI Beneficiary has all necessary partnership power and authority to execute and deliver, and to perform its obligations under the Partnership Agreement and the Transaction Documents to which it is a party.

(iii)   Under the Indiana Partnership Act and the Partnership Agreement, the execution and delivery by the UTI Beneficiary of the Transaction Documents to which it is a party, and the performance by it of its obligations thereunder, have been duly authorized by all necessary partnership action on the part of the UTI Beneficiary.

(iv)    The Partnership Agreement has been duly executed and delivered by BMW Facility Partners and the BMW LP General Partner and, assuming the due authorization by the parties thereto, constitutes the legal, valid and binding agreement of BMW Facility Partners and the BMW LP General Partner enforceable against each such entity in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(h)

McKee Nelson LLP, in its capacity as federal tax and ERISA counsel to the Depositor and the Trust, shall have delivered an opinion satisfactory in form and substance to the Representative and counsel to the Underwriters, dated the Closing Date and addressed to the Representative, to the effect that the statements in the Prospectus Supplement under the headings “Summary of Terms—Tax Status” and “Material Income Tax Consequences” and in the Base Prospectus under the headings “Summary of Terms—Tax Status” and “Material Income Tax Consequences” to the extent they constitute matters of United States federal income tax law or legal conclusions are correct in all material respects, and the statements in the Prospectus Supplement under the headings “Summary of Terms—ERISA Considerations and “ERISA Considerations” and in the Base Prospectus under the headings “Summary of Terms—ERISA Considerations” and “ERISA Considerations” have been prepared or reviewed by such counsel and, to the extent they constitute matters of law or legal conclusions, provide a fair summary all material respects with respect to such conclusions.

(i)

On the Closing Date, the Representative shall have received the favorable opinion of McKee Nelson LLP, special bankruptcy counsel to the Depositor and BMW Financial Services, dated the Closing Date and in form and substance satisfactory to the Representative and counsel to the Underwriters, with respect to (i) certain nonconsolidation bankruptcy matters and (ii) certain back-up security interest matters.

(j)

The Representative shall have received an opinion of _____________, counsel to the Indenture Trustee, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i)     The Indenture Trustee has been duly incorporated and is validly existing as a [_______] banking corporation, in good standing under the laws of [____] with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Indenture Trustee under each Transaction Document to which it is a party.

(ii)    Each Transaction Document to which the Indenture Trustee is a party has been duly authorized, executed and delivered by the Indenture Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of the Indenture Trustee enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)   The Notes have been duly executed, authenticated and delivered by the Indenture Trustee.

(iv)    Neither the execution nor delivery by [__________] of each Transaction Document to which it is a party nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Indenture Trustee.

(v)     The execution and delivery of each Transaction Document to which the Indenture Trustee is a party and the performance by the Indenture Trustee of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing its banking or trust powers, (B) its Articles of Association or Bylaws or (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which it is a party or to which its assets are subject.

(vi)   With respect to the Indenture Trustee, to such counsel’s knowledge, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it, which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Transaction Documents to which it is a party.

(k)

On the Closing Date, the Representative shall have received the favorable opinion of ________________, counsel to the Vehicle Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i)     [_____________] has been duly incorporated and is validly existing as a national banking association, in good standing under the federal laws of the United States of America with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Vehicle Trustee under each Transaction Document to which it is a party.

(ii)    Each Transaction Document to which the Vehicle Trustee is a party has been duly authorized, executed and delivered by the Vehicle Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of the Vehicle Trustee enforceable in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)   To the best of their knowledge and information, the Vehicle Trustee is duly qualified as a foreign corporation to transact business and is in good standing in ______, ______, ______ and ______.

(iv)    The SUBI Certificate have been duly executed, authenticated and delivered by the Vehicle Trustee.

(v)     Neither the execution nor delivery by the Vehicle Trustee of each Transaction Document to which it is a party nor the consummation of any of the transactions by the Vehicle Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any person or entity, including any governmental authority or agency under any existing federal or state law.

(vi)    The execution and delivery of each Transaction Document to which the Vehicle Trustee is a party and the performance by the Vehicle Trustee of their respective terms do not conflict with or result in a violation of its articles of incorporation or by-laws of the Vehicle Trustee or, to the best of such counsel’s knowledge, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party, by which it may be bound or to which any of its property or assets is subject.

(l)

The Representative shall have received an opinion of [Richards, Layton & Finger, P.A.], counsel to the Owner Trustee, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i)

The Owner Trustee is duly incorporated and validly existing as a banking corporation in good standing under the laws of the State of Delaware.

(ii)

The Owner Trustee has the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby.

(iii)

The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee, in accordance with its terms.

(iv)

Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation by the Owner Trustee of the transactions contemplated thereby, nor compliance with the terms thereof conflict with or result in a breach of, or constitute a default under the provisions of, the Owner Trustee’s certificate of incorporation or bylaws or any law, rule or regulation of the State of Delaware or the United States governing the trust powers of the Owner Trustee or, to such counsel’s knowledge without independent investigation, any judgment or order applicable to the Owner Trustee or its properties or, to such counsel’s knowledge without independent investigation, any indenture,  mortgage, contract or other agreement or instrument to which the Owner Trustee is a party or by which it is bound.

(v)

No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware is required by or with respect to the Owner Trustee for the valid execution and delivery of the Trust Agreement, or for the validity or enforceability thereof, other than the filing of the certificate of trust.

(m)

The Representative shall have received an opinion of [Richards, Layton & Finger, P.A.], special Delaware counsel to the Trust, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i)

The Trust has been duly formed and is validly existing and in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss. 3801, et seq. (the “Statutory Trust Act”), and has the power and authority under the Trust Agreement and the Act to execute, deliver and perform its obligations under the Transaction Documents.

(ii)

The Transaction Documents and the Notes have been duly authorized, executed and delivered by the Trust.

(iii)

The Trust Agreement is a legal, valid and binding obligation of the Depositor and the Owner Trustee, enforceable against the Depositor and the Owner Trustee, in accordance with its terms.

(iv)

Neither the execution, delivery and performance by the Trust of the Transaction Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the certificate of trust with the Secretary of State.

(v)

Neither the execution, delivery and performance by the Trust of the Transaction Documents, nor the consummation by the Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.

(vi)

Under Section 3805(b) of the Statutory Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

(n)

[__________], counsel to the Underwriters, shall have furnished to the Representative such opinion or opinions, dated the Closing Date, with respect to certain securities law issues and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to be based upon such matters.

(o)

The Representative shall have received copies of each opinion of counsel delivered to any rating agency, together with a letter addressed to the Representative, dated the Closing Date, to the effect that the Underwriters may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.

(p)

Each of the Depositor, BMW Financial Services and the UTI Beneficiary shall have furnished to the Representative a certificate of each of the Depositor and BMW Financial Services, signed by its Chairman of the Board, President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer, the principal accounting officer or any of the foregoing officers of its general partner, as applicable, dated the Closing Date, to the effect that the signer of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that to the best of his knowledge after reasonable investigation, (i) since the date of the Prospectus (exclusive of any supplement thereto), there has been no event that has had a material adverse effect on the Depositor, BMW Financial Services or the UTI Beneficiary, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), (ii) the representations and warranties of the Depositor and BMW Financial Services and the UTI Beneficiary, as the case may be, in this Agreement and the Transaction Documents to which it is a party, are true and correct, (iii) the Depositor, BMW Financial Services and the UTI Beneficiary, as the case may be, has complied with the agreements and satisfied the conditions on its part to be performed or satisfied at or prior to the Closing Date and (iv) in the case of the Depositor and BMW Financial Services only, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission (or, if a stop order has been issued, such order has been subsequently lifted).

(q)

[The Class A-1 Notes shall have been rated “Prime-1” by Moody’s Investors Service, Inc. (“Moody’s”) and “A-1+” by Standard and Poor’s, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”). The Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall each have been rated “Aaa” by Moody’s and “AAA” by Standard & Poor’s.]

(r)

The Representative shall have received, from each of BMW Financial Services, the UTI Beneficiary and the Depositor, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of the: (i) certificate of formation, (ii) limited liability company agreement or limited partnership agreement, as applicable, (iii) applicable resolutions authorizing the transactions contemplated hereby and in the Transaction Documents and (iv) designation of incumbency of each such entity.

(s)

The Depositor shall provide or cause to be provided to the Representative conformed copies of such opinions, certificates, letters and documents as the Representative or counsel to the Underwriters may reasonably request.

SECTION 9.  Termination.  This Agreement shall be subject to termination in the sole discretion of the Representative by notice to the Depositor given on or prior to the Closing Date in the event that the Depositor shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date, (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum or maximum prices shall have been established by or on, as the case may be, the Securities and Exchange Commission or the New York Stock Exchange; (b) trading of any securities of the Depositor or any affiliate of the Depositor shall have been suspended on any exchange or in any over-the-counter market; (c) a general moratorium on commercial banking activities shall have been declared by either federal, New Jersey State authorities or New York State authorities; (d) there shall have occurred (i) an outbreak or escalation of hostilities between the United States and any foreign power, (ii) an outbreak or escalation of any other insurrection or armed conflict involving the United States, or (iii) any other calamity or crisis or materially adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Representative, makes it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Prospectus, as amended as of the date hereof; (e) any change, or any development involving a prospective change, in or affecting the [___]-[_] Leases or [___]-[_] Vehicles or particularly the business or properties of the Trust, the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust shall have occurred which, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; or (f) any downgrading in the rating of any debt securities of the Depositor or any of its Affiliates, if any, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) shall have occurred. Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except for the liability of the Depositor in relation to expenses as provided in Section 6 hereof, the indemnity provided in Section 10 hereof and any liability arising before or in relation to such termination.

SECTION 10.  Indemnification and Contribution.

(a)

The Depositor and BMW Financial Services will, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)

any untrue statement or alleged untrue statement made by the Depositor or BMW Financial Services in Section 2 hereof,

(ii)

any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, the preliminary prospectus, if any, the Time of Sale Information or the Prospectus or any amendment or supplement thereto,

(iii)

the omission or alleged omission to state in the Registration Statement, the preliminary prospectus, if any, Time of Sale Information or the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, not misleading, or

(iv)

any untrue statement or alleged untrue statement of a material fact contained in a Permitted Underwriter Communication or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that this subsection (iv) shall only apply to untrue statements, alleged untrue statements, omissions and alleged omissions that result from or are based upon errors or omissions (x) in the Registration Statement, the Preliminary Prospectus or the Prospectus (unless such errors or omissions are in the Underwriters' Information) and (y) in any Computer Tape Information;

and will reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Depositor and BMW Financial Services will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus, if any, the Time of Sale Information or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Underwriters' Information; provided, further, that the Depositor and BMW Financial Services shall not be liable to any Underwriter or any of the directors, officers, employees and agents of an Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act with respect to any loss, claim, damage or liability that results from the fact that the Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, if delivery thereof was required, a copy of the Prospectus or of the Prospectus as then amended or supplemented, whichever is most recent, if the Depositor has previously furnished copies thereof to such Underwriter. The indemnity provided for in this Section 10 shall be in addition to any liability which the Depositor and BMW Financial Services may otherwise have. The Depositor and BMW Financial Services will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any Underwriter or controlling person.

(b)

Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Depositor and BMW Financial Services, each of its directors and officers and each person, if any, who controls the Depositor or BMW Financial Services within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Depositor, BMW Financial Services or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (or any amendment thereto) or the preliminary prospectus, if any, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or (ii) the omission or the alleged omission to state in the Registration Statement (or any amendment thereto), the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (x) such Underwriter's Underwriters' Information or (y) any permitted Underwriter Communication (other than Prepricing Information) of such Underwriter that does not result from or was not based upon an error or omission in (A) the Registration Statement, the Time of Sale Information or the Prospectus (unless such error or omission is in the Underwriters' Information) or (B) any Computer Tape Information, and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Depositor, BMW Financial Services or any such director, officer or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(c)

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 10, such person (for purposes of this paragraph (c), the "indemnified party") shall, promptly after receipt by such party of notice of the commencement of such action, notify the person against whom such indemnity may be sought (for purposes of this paragraph (c), the "indemnifying party"), but the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party (i) under paragraph (a) or (b) of this Section 10 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or (ii) otherwise than under this Section 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which may be counsel to such indemnifying party if otherwise reasonably acceptable to the indemnified party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel in each applicable local jurisdiction) in any one action or separate but substantially similar actions arising out of the same general allegations or circumstances, designated in writing by the Representative in the case of paragraph (a) of this Section 10, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

(d)

In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 10 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Depositor and BMW Financial Services on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (before deducting expenses) received by the Depositor bear to the total discounts and commissions received by the Underwriters (the "Spread"), in each case as set forth in the Prospectus Supplement. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, BMW Financial Services or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Depositor, BMW Financial Services and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the amount by which the Spread received by it in the initial offering of such Notes, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective principal amount of Securities they have purchased hereunder, and not joint. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each director of the Depositor and BMW Financial Services, each officer of the Depositor and BMW Financial Services and each person, if any, who controls the Depositor and BMW Financial Services within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Depositor and BMW Financial Services.

SECTION 11.  Defaults by an Underwriter. If any one or more Underwriter(s) fail(s) to purchase and pay for any of the Notes agreed to be purchased by such Underwriter(s) hereunder, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriter(s) shall be obligated severally to take up and pay for (in the respective proportions that the amount of Notes set forth opposite their names in Schedule I bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriter(s)) the Notes that the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that if the aggregate amount of Notes that the defaulting Underwriter(s) agreed but failed to purchase exceeds 10% of the aggregate principal amount of Notes, the remaining Underwriter(s) shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriter(s) do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter. In the event of a default by any Underwriter as set forth in this paragraph, the Closing Date shall be postponed for such period, not exceeding seven days, as the remaining Underwriter(s) shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter(s) of any liability to the Depositor, BMW Financial Services, their respective affiliates and any non-defaulting Underwriter(s) for damages occasioned by its default hereunder.

SECTION 12.  Survival of Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement or contained in certificates of officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, each of the Depositor and BMW Financial Services shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 6 hereof and the obligations pursuant to Section 10 hereof shall remain in effect. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Depositor and BMW Financial Services will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by any Underwriter in connection with the offering of the Notes.

SECTION 13.  Notices.  In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative. Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by telex, facsimile or telephone (subject in the case of a communication by telephone to confirmation by telex or facsimile) addressed to:

in the case of the Depositor:

BMW Auto Leasing LLC

300 Chestnut Ridge Road

Woodcliff Lake, New Jersey 07677

Facsimile:  (800) 362-4269

Telex: (201) 307-3525

Attention:  Legal Department

in the case of BMW Financial Services:

BMW Financial Services NA, LLC

5550 Britton Parkway

Hilliard, Ohio 43016

Facsimile:  (614) 718-2519

Telex: (614) 718-2582

Attention: Cynthia Gray

in the case of the Representative:

[___________]

[___________]

[___________]

Facsimile: [___________]

Attention:  [___________]

Any such notice shall take effect, in the case of delivery, at the time of delivery and, in the case of telex or facsimile, at the time of dispatch.

SECTION 14.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and agents, and the directors, officers and control persons referred to in Section 10 hereof, and no other person will have any rights or obligations hereunder.

SECTION 15.  Miscellaneous.

(a)

Time shall be of the essence of this Agreement.

(b)

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect, the meaning or interpretation of this Agreement.

(c)

For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange is open for trading, and (b) “subsidiary” has the meaning set forth in Rule 405 under the Act.

(d)

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement and any party may enter into this Agreement by executing a counterpart.

(e)

This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Depositor, BMW Financial Services and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that (i) the indemnities of the Depositor and BMW Financial Services contained in Section 10 hereof shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 10 hereof shall also be for the benefit of the directors of the Depositor and BMW Financial Services, the officers of the Depositor and BMW Financial Services and any person or persons who control the Depositor or BMW Financial Services within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from any Underwriter shall be deemed a successor because of such purchase.

(f)

The respective representations, warranties, agreements, covenants, indemnities and other statements of the Depositor and BMW Financial Services, their respective officers and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Depositor or BMW Financial Services, any of their respective officers, directors, employees or agents, any Underwriter or any controlling person referred to in Section 10 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

SECTION 16.  Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 17.  GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

SECTION 18.  Absence of Fiduciary Relationship. The Depositor acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Depositor and BMW Financial Services with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor, BMW Financial Services or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Depositor, BMW Financial Services or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Depositor and BMW Financial Services shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Depositor or BMW Financial Services with respect thereto. Any review by the Underwriters of the Depositor, BMW Financial Services, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor or BMW Financial Services.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Depositor and BMW Financial Services.

Very truly yours,

BMW AUTO LEASING LLC

By:

Name:

Title:

By:

Name:

Title:

BMW FINANCIAL SERVICES NA, LLC

By:

Name:

Title:

By:

Name:

Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[____________]
on behalf of itself and as Representative of the
several Underwriters

By:

Name:

Title:

SCHEDULE I

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes

[_______]

[_______]

[_______]

Total

SCHEDULE II

Security	Original Principal Balance $	Investor Price %	Investor Price $	Price %	Price $	Rate %

Class A-1 Notes

Class A-2 Notes

Class A-3 Notes

Class A-4 Notes

Total Price to Public:

Total Price to Depositor:

Underwriting Discounts and Commissions:

SCHEDULE III

Free Writing Prospectus